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                                                                 EXHIBIT 24.1(a)

                               POWER OF ATTORNEY

         The undersigned hereby constitutes and appoints Timothy M. McGinn, his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf, in any and all capacities, to sign a registration statement (the "Registration Statement") to effect the registration under the Securities Act of 1933, as amended, (the "Act"), of securities of the Integrated Alarm Services Group, Inc. and any amendments and post-effective amendments to this registration statement and any registration statement relating to the offering covered by such registration statement and filed pursuant to Rule 462(b) under the Act and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.


Dated: March 7, 2003                         /s/ John W. Meriwether
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